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                                                             EXHIBIT 9.11
                             March __, 1996


                         Nicholas-Applegate Mutual Funds
                         600 West Broadway, 30th Floor
                         San Diego, California  92101


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Ladies and Gentlemen:


       Reference is made to the Transfer Agency and Service Agreement between us dated as of April 1, 1993 (the "Agreement").

       Pursuant to Section 10.01 of the Agreement, we wish to add the following Portfolio to the Agreement: Value Institutional Portfolio.

       Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.


                         Very truly yours,



                         E. Blake Moore, Jr.
                         Secretary

APPOINTMENT ACCEPTED:

STATE STREET BANK AND TRUST COMPANY


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